Exhibit 99.1

Press Release

Exar Completes Divestiture of iML Subsidiary to Beijing E-Town Chipone

Fremont, CA – November 9, 2016 - Exar Corporation (NYSE: EXAR) a leading supplier of analog mixed-signal application specific technology solutions serving the Industrial, Infrastructure, Automotive, and Audio/Video markets, today announced that it has closed the previously announced sale of its Integrated Memory Logic Limited (iML) subsidiary to Beijing E-Town Chipone Technology Co., Ltd. (“E-Town Chipone”), a consortium comprised of Beijing-based IC design and solutions manufacturer Chipone Technology Co., Ltd (“Chipone”) and its financial partner Beijing E-Town International Investment & Development Co., Ltd. (“E-Town Capital”). The purchase price for the transaction before adjustments and holdbacks was $136.0 million, net of cash transferred. The consideration paid at closing was $144.5 million. This amount included $15.0 million for cash transferred, was net of $1.5 million in purchase price adjustments for fluctuations in working capital, and excluded $5.0 million which is being held in escrow subject to customary adjustments after closing.

“We are pleased to have completed the divestiture of iML. This transaction marks an important milestone with regard to our strategy of focusing on our core competencies, and it bolsters our balance sheet as well,” said Ryan A. Benton, Exar Chief Executive Officer. “I would like to thank all of the employees of iML for their continued dedication and tireless commitment to supporting the business. As Exar moves forward, we are excited about our ability to continue to deliver our core analog and mixed-signal products as well as enhanced value for shareholders.”

Cowen and Company, LLC served as financial advisor and Pillsbury Winthrop Shaw Pittman LLP served as legal counsel to Exar.

About Exar

Exar’s mission is to leverage our extensive analog and mixed-signal portfolio, experience and IP to deliver leading-edge application specific technology solutions to target markets where operational excellence and reliability are valued. We service the Industrial, Infrastructure, Automotive, and Audio/Video markets by acting as an extension of the customer’s own technology organization and singularly focusing on exceeding customer expectations. For more information, visit http://www.exar.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. The words “expect,” “will,” “should,” “would,” “anticipate,” “project,” “outlook,” “believe,” “intend,” and similar phrases as they relate to future events are intended to identify such forward-looking statements. In particular, statements regarding delivering enhanced value for Exar’s shareholders and Exar’s core competencies are forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The forward-looking statements are subject to certain risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed herein. For a discussion of these risks and uncertainties, the Company urges investors to review in detail the risks and uncertainties and other factors described in its Securities and Exchange Commission (SEC) filings, including, but not limited to, the “Risk Factors”, “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Exar’s public reports filed with the SEC, including its periodic reports on Form 10-K filed with the SEC on May 27, 2016 and our Form 10-Q filed with the SEC on August 10, 2016, which are on file with the SEC and available on Exar’s Investor webpage and on the SEC website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and Exar undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Investor Relations Contacts: Keith Tainsky, CFO Phone: (510) 668-7201 Email: investorrelations@exar.com	Press Contacts: Andrea Vedanayagam Veda Communications 510-668-7186 press@exar.com

Laura Guerrant-Oiye, Investor Relations Guerrant Associates Phone: (510) 668-7201 Email: laura.guerrant@exar.com	Bob Jones/Derek Rye North America: 408-786-5151 Europe: +44 1225 470000 exar@publitek.com